EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lantronix, Inc. 2000 Employee Stock Purchase Plan, of our reports dated September 10, 2004, with respect to the consolidated financial statements and schedule of Lantronix, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/  Ernst  &  Young  LLP

Orange  County,  California
December  3,  2004